UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): November 10, 2022

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On November 10, 2022, the U.S. Department of Energy (the Department) announced an approximately $150 million cost-shared award with American Centrifuge Operating (ACO), LLC of Bethesda, Maryland, a subsidiary of Centrus Energy Corp., to demonstrate the Nation’s ability to produce high-assay low-enriched uranium (HALEU)—a crucial material needed to develop and deploy advanced reactors in the United States. HALEU is required by most U.S. advanced reactors to achieve smaller designs, longer operating cycles, and increased efficiencies over current technologies. HALEU is not currently available at commercial scale from domestic suppliers, a situation that could significantly impact the development and deployment of U.S. advanced reactors.
The award includes an approximately $30 million cost share contribution from Centrus, matched by approximately $30 million from the Department of Energy, during the first year to start up and operate 16 advanced centrifuges in a cascade at an enrichment facility in Piketon, Ohio. American Centrifuge Operating will complete the final steps of centrifuge assembly and clear an operational readiness review to start up the demonstration cascade. ACO will meet the demonstration requirements by enriching uranium hexafluoride gas to produce 20 kilograms of 19.75% enriched HALEU by December 31, 2023. ACO will then continue production in 2024 at an annual production rate of 900 kilograms of HALEU per year, subject to appropriations, on a cost-plus-incentive-fee basis with an estimated award value of approximately $90 million for that year of production. The award includes additional options, at the Department’s sole discretion and subject to approval of Congressional appropriations, to produce more material under the contract in future years.

A copy of the Department of Energy's November 10, 2022, press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	U.S. Department of Energy Press Release dated November 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	November 14, 2022	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer